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Exhibit 99.1

Peregrine Systems® Completes Sale of Remedy Business Unit to BMC Software, Inc. for $355 Million

Successful Transaction Marks Major Milestone in Company's Reorganization

        SAN DIEGO, Nov. 21, 2002—Peregrine Systems, Inc. (OTC: PRGNQ) today announced completion of the sale of the Remedy business unit to BMC Software, Inc. (NYSE: BMC). Under terms of the sale, BMC Software acquired Remedy's assets for $355 million and assumed certain operating liabilities.

        "Today's sale marks a significant milestone for Peregrine," said Gary Greenfield, Peregrine's CEO. "Looking ahead, we intend to build on Peregrine's product leadership at the forefront of the Consolidated Service Management market.

        "We will be focusing on our core competency—helping organizations unlock the value of the enterprise by improving service delivery across the business," continued Greenfield. "Our application software reduces costs and improves the productivity of people and capital by automating best practice processes for service, change and asset management of the technology infrastructure and beyond. These disciplines are critical to companies as they seek ways to do more with less."

        Peregrine's sale of its Remedy business unit was undertaken as part of a court-approved auction conducted on Nov. 1, 2002. BMC Software's bid was approved by the court as the highest and best offer. Peregrine Systems, Inc. and Peregrine Remedy, Inc. filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code on Sept. 22, 2002 in the U.S. Bankruptcy Court for the District of Delaware in Wilmington. The proceeds of the sale will be used, in part, to repay the $54 million in debtor-in-possession (DIP) financing drawn from the facility provided by BMC Software to Peregrine.

About Peregrine Systems

        Founded in 1981 and headquartered in San Diego, Calif., Peregrine Systems is the leading provider of Consolidated Service Management solutions. The company's software helps enterprises increase productivity, reduce costs, and accelerate ROI by automating business processes for service, change and asset management. Customers benefit from improved delivery of business services across the enterprise. The company's software suites include ServiceCenter® and AssetCenter®, with Employee Self Service, Automation and Integration product lines complementing these flagship offerings.

        Peregrine Systems is a registered trademark of Peregrine Systems, Inc. All other marks are the property of their respective owners.

Forward-Looking Statements

        This press release may contain forward-looking statements about Peregrine Systems' business and financial condition. These statements are based on management's beliefs and certain assumptions, estimates, and projections. As a result, they are subject to numerous risks and uncertainties, including matters relating to or in connection with the bankruptcy filing of the company and one of its subsidiaries. Investors should also consider the following in connection with the statements made:

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  The audit of the company's financial statements for fiscal years 2000, 2001 and 2002, which will include the restated financial results for fiscal years 2000 and 2001 and the first three quarters of fiscal 2002, is ongoing and not complete and the expected amount of the restatement, once completed, may change, and if the expected amount does change, the change may be material.

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  Since the announcement of the company's internal investigation into accounting irregularities and pending restatement, the company has been served with numerous shareholder lawsuits. These lawsuits are ongoing and the company can provide no assurance when they will be completed or their impact on the company, its financial condition, results of operations and liquidity.

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  The company's accounting practices continue to be investigated by the Securities and Exchange Commission (SEC). While Peregrine is cooperating with the investigation, Peregrine cannot estimate the results of the investigation or when the investigation will be completed.

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  The company's bankruptcy filing and uncertainties about the company's financial results and condition and the restatement of the company's financial statements could cause customers to cancel, delay, or defer purchases of its products. Continuing to address these internal accounting issues and the pending litigation will require substantial management time and attention, which may impair the company's relationships with customers, and result in substantial expense. As a result, the company's financial results may be adversely affected in future periods.

        For more information about the risks and uncertainties facing Peregrine's business, please refer to the matters discussed in the company's recent Form 8-K filings and the discussion under the caption "Factors that may affect our future operating results" in the Form 10-K and Forms 10-Q filed with the SEC.

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  Exhibit 99.1